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                                                              Exhibit 10.11

                       AMENDMENT TO LOAN DOCUMENTS

     THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of October 5, 1998 (but is to be made effective as of June 30, 1998), by and between INTEST CORPORATION, a Delaware corporation (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                               WITNESSETH:


     WHEREAS, the Borrower has executed and delivered to the Bank a promissory note, loan agreement, security agreements and other agreements, instruments, certificates and documents more fully described on Exhibit A attached hereto and made a part hereof (collectively, the "Loan Documents") which evidence or secure some or all of the Borrower's obligations to the Bank for one or more loans or other extension of credit (the "Obligations"); and

     WHEREAS, the Borrower and the Bank desire to (i) extend the maturity date of the Obligations, (ii) amend the financial covenants contained in the Loan Documents, (iii) release the collateral which secures the Obligations, and (iv) make certain other amendments to the Loan Documents, all as provided for below;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Each of the Loan Documents is amended as set forth in Exhibit A attached hereto and made a part hereof. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the applicable Loan Documents.

     2. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document, the terms and provisions hereof shall control.

     3. The Borrower hereby represents and warrants that (a) all of its representations and warranties in the Loan Documents, as amended hereby, are true and correct as of the date of this Amendment, (b) no default or Event of Default exists under any Loan Document as of the date of this Amendment, and
(c) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against Borrower in accordance with its respective terms.

     4. The Bank hereby confirms that the collateral for the Obligations, is hereby released.

     5. This Amendment may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

     6. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

     7. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged and in full force and effect and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions contained in the Loan Documents.


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     WITNESS the due execution hereof as a document under seal, as of the date first written above.

[CORPORATE SEAL]                             INTEST CORPORATION


Attest:  /s/ Hugh T. Regan, Sr.              By:  /s/ Hugh T. Regan, Jr.
       ---------------------------------        ------------------------------

Print Name:  Hugh T. Regan, Sr.              Print Name:  Hugh T. Regan, Jr.

Title:  Secretary                            Title:  Treasurer & CFO


                                             PNC BANK, NATIONAL ASSOCIATION




                                             By:  /s/ Denise Viola Monahan
                                                ------------------------------
                                                Denise Viola Monahan


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                                  EXHIBIT A

                          AMENDMENT TO LOAN DOCUMENTS


A. The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

     1. Amended and Restated Loan Agreement dated as of June 30, 1996 (the "Agreement")

     2.   Extension Letter dated May 31, 1997

     3. Amended and Restated Committed Line of Credit Note dated June 30, 1996 (the "Note")

     4. Amended and Restated Security Agreement dated as of June 30, 1996 (the "Security Agreement")

     5. Equipment Security Agreement dated August 15, 1996 (the "Equipment Security Agreement")

     6.   Assumption Agreement dated as of April 30, 1997.


B.   The Loan Documents are hereby amended as follows:

     1. The Expiration Date, as set forth in the Note, is hereby extended from June 30, 1998 to June 29, 1999, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower, effective on July 1, 1998.

     2.   A new Section 3.15 is added to the Agreement to read as follows:

          "Section 3.15. Year 2000. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or the ability of the Borrower to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents."

     3. The financial and other covenants contained in the Addendum to the Agreement are hereby amended and restated in their entirety as set forth in Schedule I attached hereto and made a part hereof.

     4. The Security Agreement and the Equipment Security Agreement are hereby cancelled and of no further force or effect. The Bank agrees to deliver to the Borrower (for filing by the Borrower), UCC-3 termination statements for all security interests filed by the Bank against the assets of the Borrower as security for the Obligations.